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EXHIBIT  23.1



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS


TO THE BOARD OF DIRECTORS
FASTCOMM COMMUNICATIONS CORPORATION



WE HEREBY CONSENT TO THE INCORPORATION BY REFERENCE IN THE PROSPECTUS CONSTITUTING A PART OF THIS REGISTRATION STATEMENT OF OUR REPORT DATED JULY 12, 1999, RELATING TO THE CONSOLIDATED FINANCIAL STATEMENTS OF FASTCOMM COMMUNICATIONS CORPORATION APPEARING IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED APRIL 30, 1999.

WE ALSO CONSENT TO THE REFERENCE TO OUR FIRM UNDER THE CAPTION "EXPERT" IN THE PROSPECTUS.


                                           /S/ BDO SEIDMAN, LLP



WASHINGTON, D.C.
OCTOBER 6, 1999